Exhibit 10.1(b)

EXECUTION VERSION

AMENDMENT NO. 2 TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT, dated as of June 4, 2021 (this “Second Amendment”), is entered into among MISTER CAR WASH HOLDINGS, INC., a Delaware corporation (the “Borrower”), HOTSHINE INTERMEDIATECO, INC., a Delaware corporation (“Holdings”), the other Guarantors party hereto, JEFFERIES FINANCE LLC (“Jefferies”), as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below, the 2021 Incremental Revolving Lenders (as defined below), the 2021 Refinancing Revolving Lenders (as defined below) and the other parties party hereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Lenders from time to time party thereto and the other parties from time to time party thereto have entered into that certain Amended and Restated First Lien Credit Agreement, dated as of May 14, 2019 (as amended by that certain Amendment No. 1 to Amended and Restated First Lien Credit Agreement, dated as of February 5, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Second Amendment, the “Credit Agreement”);

WHEREAS, pursuant to, and in accordance with, Section 2.16 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent and the 2021 Incremental Revolving Lenders (as defined below) wish to amend the Existing Credit Agreement to enable the Borrower to establish an Incremental Revolving Facility (the “2021 Incremental Revolving Facility”), pursuant to which the Borrower has requested that the lenders listed on the signature pages hereto as “2021 Incremental Revolving Lenders” (the “2021 Incremental Revolving Lenders”) provide Incremental Revolving Commitments to the Borrower on the Second Amendment Operative Date (as defined below) in an aggregate principal amount of $75,000,000 (the “2021 Incremental Revolving Commitments”), which will be added to (and form part of) the existing Class of Revolving Commitments;

WHEREAS, pursuant to, and in accordance with, Section 2.17 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, the 2021 Incremental Revolving Lenders and the lenders listed on the signature pages hereto as “2021 Refinancing Revolving Lenders” (the “2021 Refinancing Revolving Lenders”) have agreed, immediately after the 2021 Incremental Revolving Commitments are provided on the Second Amendment Operative Date, to extend the original Revolving Commitment Termination Date (and related Maturity Date) with respect to $150,000,000 in aggregate principal amount of outstanding Revolving Commitments (the “2021 Refinancing Revolving Commitments”) (and related Revolving Loans (if any)) under the Revolving Facility);

WHEREAS, as contemplated by Sections 2.16 and 2.17 of the Credit Agreement, (a) the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in Sections 8 and 9 hereof, to amend certain terms of the Existing Credit Agreement as hereinafter provided to give effect to the establishment of the 2021 Incremental Revolving Commitments, (b) this Second Amendment shall constitute an Incremental Amendment, (c) the parties hereto have agreed, subject to the satisfaction of the conditions precedent set forth in Sections 8 and 9 hereof, to amend certain terms of the Existing Credit Agreement as hereinafter provided to give effect to the refinancing of the existing Revolving Facility (after giving effect to the 2021 Incremental Revolving Commitments) and the establishment of the 2021 Refinancing Revolving Commitments and (d) this Second Amendment shall constitute a Refinancing Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed that:

SECTION 1. RULES OF CONSTRUCTION.

The rules of construction specified in Sections 1.02 through 1.09 of the Credit Agreement shall apply to this Second Amendment, mutatis mutandis, including the terms defined in the preamble and recitals hereto.

SECTION 2. 2021 INCREMENTAL REVOLVING FACILITY.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 8 and 9 hereof and in reliance upon the representations and warranties set forth in Section 7 hereof, the 2021 Incremental Revolving Lenders hereby agree that pursuant to Section 2.16 of the Credit Agreement, each 2021 Incremental Revolving Lender, severally and not jointly shall on the Second Amendment Operative Date provide a 2021 Incremental Revolving Commitment denominated in Dollars that is equal to the amount set forth next to its name on Schedule 1-A (the “2021 Incremental Revolving Commitment Schedule”). The aggregate amount of the 2021 Incremental Revolving Commitment is $75,000,000.

(b) The 2021 Incremental Revolving Commitments (i) shall constitute “Revolving Commitments” for all purposes under the Credit Agreement and the other Loan Documents, (ii) shall have identical terms to the existing “Revolving Commitments” for all purposes under the Credit Agreement and the other Loan Documents, (iii) shall (and all Revolving Loans incurred pursuant to such 2021 Incremental Revolving Commitments shall) be part of the same “Facility” as the existing Revolving Loans and Revolving Commitments for all purposes under the Credit Agreement and the other Loan Documents and (iv) shall (and all Revolving Loans incurred pursuant to such 2021 Incremental Revolving Commitments shall) rank pari passu in right of payment and of security with the existing Revolving Commitments and Revolving Loans.

(c) Upon the Second Amendment Operative Date, the Administrative Agent, the Borrower, the 2021 Incremental Revolving Lenders and the other Revolving Lenders shall take the actions and make the adjustments, repayments and reallocations (as applicable) contemplated by Section 2.16(i) of the Credit Agreement.

(d) The Borrower hereby certifies that all of the 2021 Incremental Revolving Commitments are being incurred in reliance on clause (a) of the definition of “Ratio Amount” under Section 1.01 of the Credit Agreement and that such incurrence is in compliance with Section 2.16 of the Credit Agreement.

(e) The 2021 Incremental Revolving Lenders, the Administrative Agent and the Loan Parties party hereto agree that this Second Amendment shall constitute an “Incremental Amendment” pursuant to and in accordance with Section 2.16 of the Credit Agreement.

SECTION 3. 2021 REFINANCING REVOLVING COMMITMENTS.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 8 and 9 hereof and in reliance upon the representations and warranties set forth in Section 7 hereof, the 2021 Refinancing Revolving Lenders hereby agree that pursuant to Section 2.17 of the Credit Agreement, each 2021 Refinancing Revolving Lender, severally and not jointly shall on the Second Amendment Operative Date, immediately after the 2021 Incremental Revolving Commitments have been established, provide a 2021 Refinancing Revolving Commitment denominated in Dollars that is equal to the amount set forth next to its name on Schedule 1-B (the “Revolving Commitment Schedule”). The aggregate amount of the 2021 Refinancing Revolving Commitments is $150,000,000.

(b) As of the Second Amendment Operative Date, the Revolving Commitment Termination Date (and Maturity Date with respect to the related Revolving Loans (if any)) will be extended as set forth in Section 5 below. Other than with respect to the Revolving Commitment Termination Date (and related Maturity Date applicable to the related Revolving Loans (if any)) of the 2021 Refinancing Revolving Commitments, the terms of all Revolving Commitments and Revolving Loans (if any) shall be identical to those of the Revolving Commitments and Revolving Loans (if any) outstanding immediately prior to the Second Amendment Operative Date (but after giving effect to the 2021 Incremental Revolving Facility contemplated by Section 2 of this Second Amendment).

(c) Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower hereby agrees that on or after the Second Amendment Operative Date it shall not request any Borrowing (including any conversion or continuation) of Revolving Loans that are Eurocurrency Rate Loans denominated in Pounds Sterling or Euros prior to the date that an alternate rate of interest to the Eurocurrency Rate for Pounds Sterling or Euros, as applicable, shall have been established pursuant to Section 3.09 of the Credit Agreement.

SECTION 4. EFFECTIVE DATE AMENDMENTS TO CREDIT AGREEMENT.

(a) Subject to the satisfaction of the conditions set forth in Section 8 hereof, the Existing Credit Agreement is hereby amended on the Second Amendment Effective Date (as defined below) as follows:

(i) Section 1.01 of the Existing Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“Second Amendment” means that certain Amendment No. 2 to this Agreement, dated as of June 4, 2021, among Holdings, the Borrower, the Administrative Agent, the Collateral Agent, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders and the other parties party thereto.

“Second Amendment Effective Date” means June 4, 2021.

(ii) The definition of “Loan Documents” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Loan Documents” means collectively, (a) this Agreement, (b) the First Amendment, (c) the Second Amendment, (d) the Notes, (e) any Refinancing Amendment, Incremental Amendment or Extension Amendment, (f) the Guaranty, (g) the Collateral Documents, (h) the Intercreditor Agreement (if any) and (i) the Global Intercompany Note.

SECTION 5. OPERATIVE DATE AMENDMENTS TO CREDIT AGREEMENT.

(a) Subject to the satisfaction of the conditions set forth in Section 9 hereof, the Existing Credit Agreement is hereby amended on the Second Amendment Operative Date (as defined below) as follows:

(i) Section 1.01 of the Existing Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

“2021 Incremental Revolving Commitments” has the meaning provided in the Second Amendment.

“2021 Incremental Revolving Facility” has the meaning provided in the Second Amendment.

“2021 Incremental Revolving Lenders” has the meaning provided in the Second Amendment.

“2021 Refinancing Revolving Commitments” has the meaning provided in the Second Amendment.

“2021 Refinancing Revolving Lenders” has the meaning provided in the Second Amendment.

“Second Amendment Operative Date” has the meaning provided in the Second Amendment.

(ii) The definition of “Issuing Bank” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Issuing Bank” means each of Jefferies Finance, Bank of Montreal, UBS AG, Stamford Branch, Bank of America, N.A., Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, each as an Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, and any other Revolving Lender that becomes an Issuing Bank in accordance with Section 2.04(k) or (m). Any Issuing Bank may cause Letters of Credit to be issued by an Affiliate of such Issuing Bank or by another financial institution designated by such Issuing Bank, and all Letters of Credit issued by any such Affiliate or any such designated financial institution shall be treated as being issued by such Issuing Bank for all purposes under the Loan Documents.

(iii) The definition of “Letter of Credit Percentage” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Letter of Credit Percentage” means, (a) initially with respect to (i) Jefferies Finance, 14.0%, (ii) Bank of Montreal, 7.9%, (iii) UBS AG, Stamford Branch, 7.9%, (iv) Bank of America, N.A., 25.3%, (v) Morgan Stanley Senior Funding, Inc., 25.3% and (vi) Goldman Sachs Bank USA, 19.7% (in each case, as may be reduced to reflect any percentage allocated to another Issuing Bank pursuant to the immediately succeeding clause (b)) and (b) from time to time after the Closing Date with respect to any other Issuing Bank, a percentage to be agreed between the Borrower and such Issuing Bank.

(iv) The definition of “Revolving Commitment” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1-B of the Second Amendment under the caption “Revolving Commitments” or in the applicable Assignment and Assumption, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof including Section 2.16. The aggregate amount of the Revolving Commitments as of the Second Amendment Operative Date is $150,000,000.

(v) The definition of “Revolving Commitment Termination Date” appearing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment Termination Date” means the earliest to occur of (a) the fifth anniversary of the Second Amendment Effective Date, (b) the date that is 6 months prior to the Maturity Date for the Initial Term Loans; provided, this clause (b) shall not apply if prior to such date (i) the Maturity Date for the Initial Term Loans is extended to a date that is at least 6 months after the date set forth in clause (a) above in accordance with Section 2.18, (ii) the Initial Term Loans are refinanced, exchanged or replaced in full with Indebtedness having a maturity date that is at least 6 months after the date set forth in clause (a) above or (iii) the aggregate principal amount of the Initial Term Loans, together with all accrued and unpaid interest thereon, is paid in full, (c) the date that the Revolving Commitments, including Revolving Commitments in respect of Letters of Credit and Swing Line Loans, are permanently reduced to zero pursuant to Section 2.08 and (d) the date of the termination of the Revolving Commitments pursuant to Section 9.02.

(vi) Section 2.04(a)(ii)(D) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(D) such Letter of Credit is to be denominated in a currency other than Dollars (provided that, solely to the extent approved by the applicable Issuing Bank, Letters of Credit may be made by such Issuing Bank in an Alternative Currency; provided further that Jefferies Finance shall only be required to issue Letters of Credit in Dollars);

(vii) Article III of the Existing Credit Agreement is hereby amended by inserting the following immediately after Section 3.08 thereof:

SECTION 3.09 Revolving Facility Benchmark Replacement Setting.

Notwithstanding anything to the contrary herein or in any other Loan Document, solely with respect to the Revolving Facility:

(a) Replacing USD LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b) Replacing Other Benchmarks. Upon the occurrence of a Benchmark Transition Event, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Revolving Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Revolving Lenders. At any time that the administrator of such then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Revolving Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon such Benchmark will not be used in any determination of Base Rate, if applicable.

(c) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Revolving Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Revolving Lender (or group of Revolving Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(f) Definitions.

“Applicable Currency” means Dollars or any Alternative Currency, as applicable.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Applicable Currency, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, (i) with respect to any Loan denominated in Dollars, USD LIBOR and (ii) with respect to any Loan denominated in an Alternative Currency, the relevant rate in respect of such Alternative Currency pursuant to clause (b) of the definition of “Eurocurrency Rate”; provided that if a replacement of a Benchmark has occurred pursuant to this Section 3.09, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1) for purposes of clause (a) of this Section, solely in the case of any Loan denominated in Dollars, the first alternative set forth below that can be determined by the Administrative Agent:

(a)

the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)

the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and

(2) for purposes of clause (b) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities denominated in the Applicable Currency at such time;

provided that, (A) if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents and (B) in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall be determined pursuant to clause (2) above.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower) that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Revolving Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Revolving Lenders.

“Early Opt-in Election” means the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities denominated in an Applicable Currency at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR or other applicable Benchmark and the provision by the Administrative Agent of written notice of such election to the Revolving Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or the Adjusted Eurocurrency Rate, as applicable.

“Relevant Governmental Body” means (i) in respect of any Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (ii) in respect of Loans denominated in any Alternative Currency, the central bank or other Governmental Authority for such Alternative Currency, or a committee officially endorsed or convened by such central bank or other Governmental Authority, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

SECTION 6. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

On and after the Second Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Second Amendment, and (ii) all references in the Credit Agreement and each of the other Loan Documents shall be deemed to be references to the Credit Agreement, as modified hereby. On and after the Second Amendment Operative Date, (i) each 2021 Incremental Revolving Lender and 2021 Refinancing Revolving Lender shall constitute a “Lender” under and as defined in the Credit Agreement and (ii) each of the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Commitments shall constitute “Revolving Commitments,” in each case, under and as defined in the Credit Agreement. On and after the Second Amendment Effective Date, this Second Amendment shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 7. REPRESENTATIONS & WARRANTIES.

The Borrower hereby represents and warrants to the 2021 Incremental Revolving Lenders, the 2021 Refinancing Revolving Lenders and the Administrative Agent on and as of the Second Amendment Effective Date, that:

(a) no Default or Event of Default has occurred and is continuing (immediately prior to giving effect to the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Commitments) or would result from the making of the 2021 Incremental Revolving Commitments or the 2021 Refinancing Revolving Commitments; and

(b) the representations and warranties in the Loan Documents are true and correct in all material respects on and as of the Second Amendment Effective Date (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects), immediately prior to, and after giving effect to, the making of the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Commitments, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects).

SECTION 8. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) when the conditions set forth in this Section 8 shall have been satisfied (or waived by the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders) in accordance with the Credit Agreement:

(a) The Administrative Agent shall have received the following, in each case in form and substance reasonably satisfactory to the Administrative Agent, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders:

(i) counterparts of this Second Amendment executed by the Borrower, the Guarantors, the Administrative Agent, each Issuing Bank, the Swing Line Lender, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders;

(ii) a customary opinion from each of (A) Latham & Watkins LLP, with respect to matters of New York, Delaware and California law and (B) Gordon Rees Scully Mansukhani, LLP, with respect to matters of Arizona law;

(iii) a certificate attesting to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis, from the chief financial officer (or officer with equivalent duties) of the Borrower (after giving effect to the making of the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Commitments), substantially in the form of the Solvency certificate furnished on the Closing Date; and

(iv) the following:

i. a customary certificate of a Responsible Officer of each Loan Party dated the Second Amendment Effective Date and certifying (A) that either (x) attached thereto is a copy of the Organization Documents of each Loan Party or (y) certifying that there has been no change to such Organization Documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions or other action authorizing the execution, delivery and performance of this Second Amendment and any other document delivered in connection herewith, (C) to the extent not previously delivered to the Administrative Agent (and unchanged since such delivery), as to the incumbency of each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Second Amendment or any other document delivered in connection herewith on behalf of such Loan Party and (D) good standing certificates for each Loan Party from such Loan Party’s jurisdiction of formation or organization; and

ii. a customary certificate of another Responsible Officer as to the incumbency and signature of the secretary or assistant secretary executing the certificate delivered pursuant to clause (i) above;

(b) The representations and warranties in Section 7 hereof shall be true and correct as of the Second Amendment Effective Date, and the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders, dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Borrower, certifying the foregoing;

(c) The Administrative Agent shall have been paid all fees and expenses (including all reasonable out-of-pocket costs, fees and expenses (including legal fees and expenses)) owing to it pursuant to the terms of the Credit Agreement (as amended hereby); and

(d) The Lenders shall have received, at least three Business Days prior to the Second Amendment Effective Date, (i) all documentation and other information about the Borrower and the other Loan Parties required by bank regulatory authorities in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a customary FinCEN beneficial ownership certificate as required by the Beneficial Ownership Regulation with respect to the Borrower (or, to the extent that the Borrower has previously provided such certificate to the 2021 Incremental Revolving Lenders or the 2021 Refinancing Revolving Lenders, confirmation in writing to the Administrative Agent that no change to its beneficial ownership has occurred since the date of such previously provided certificate), that, in each case, has been requested in writing at least ten Business Days prior to the Second Amendment Effective Date.

SECTION 9. CONDITIONS PRECEDENT TO REFINANCING AND INCREMENTAL REVOLVING COMMITMENT. Upon the satisfaction of the following conditions in this Section 9 on or prior to December 31, 2021 (the “Termination Date”), the 2021 Incremental Revolving Lenders’ commitments to make the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Lenders’ commitments to make the 2021 Refinancing Revolving Commitments shall be deemed to have been made on and as of such date (the “Second Amendment Operative Date”):

(a) The Second Amendment Effective Date shall have occurred;

(b) Qualifying IPO shall have been consummated;

(c) The Borrower shall have delivered a certificate signed by a Responsible Officer of the Borrower to the Administrative Agent, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders certifying, in form and substance reasonably satisfactory to the Administrative Agent, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders, a calculation of the Incremental Amount on a Pro Forma Basis after giving effect to the making of the 2021 Incremental Revolving Commitments under Section 2.16(c)(ii) of the Credit Agreement;

(d) The Administrative Agent shall have been paid (or will be paid substantially simultaneously with the making of the 2021 Incremental Revolving Commitments or the 2021 Refinancing Revolving Commitments) (i) all outstanding commitment fees and interest (if any) on any outstanding Revolving Loans (if any) and (ii) all outstanding L/C Fees (if any) on any outstanding Letters of Credit (if any), on the Second Amendment Operative Date; and

(e) At least one (1) Business Day prior to the Second Amendment Operative Date, the Administrative Agent shall have received a notice from the Borrower in writing specifying the date on which the Second Amendment Operative Date will occur.

SECTION 10. REAFFIRMATION.

By executing and delivering this Second Amendment, (i) the Borrower and each other Loan Party hereby agrees that all Loans (including, without limitation, any Loans made pursuant to the 2021 Incremental Revolving Commitments or the 2021 Refinancing Revolving Commitments made available on the Second Amendment Operative Date) shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof, and (ii) the Borrower and each other Loan Party hereby (A) reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, (B) agrees that after giving effect to this Second Amendment and the Second Amendment Operative Date, the Guaranty and the Liens created pursuant to the Collateral Documents for the benefit of the Secured Parties (including, without limitation, the 2021 Incremental Revolving Lenders and the 2021 Refinancing Revolving Lenders) continue to be in full force and effect and (C) affirms, acknowledges and confirms its guarantee of obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party and the pledge of and/or grant of security interest in its assets as Collateral to secure the Obligations under the Credit Agreement, in each case after giving effect to this Second Amendment and the Second Amendment Operative Date, all as provided in such Loan Documents, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Loan Documents, each as amended hereby, including the 2021 Incremental Revolving Commitments and the 2021 Refinancing Revolving Commitments, in each case after giving effect to this Second Amendment and the Second Amendment Operative Date.

SECTION 11. MISCELLANEOUS PROVISIONS.

(a) Amendments. No amendment or waiver of any provision of this Second Amendment shall be effective unless in writing signed by each party hereto and as otherwise required by Section 11.01 of the Credit Agreement.

(b) Ratification. This Second Amendment is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.

(c) No Novation; Effect of this Second Amendment. This Second Amendment does not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Second Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Second Amendment or any other document contemplated hereby shall be construed as a release or other discharge of Holdings or the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided herein, such obligations are in all respects continuing with only the terms being modified as provided in this Second Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Second Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Guarantor further agrees that nothing in the Credit Agreement, this Second Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement. This Second Amendment constitutes a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d) Governing Law; Submission to Jurisdiction, Etc. THIS SECOND AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 11.15 AND 11.16 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN AS IF SUCH SECTIONS APPEARED HEREIN, MUTATIS MUTANDIS.

(e) Severability. Section 11.14 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(f) Counterparts; Headings. This Second Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopy or other electronic imaging (including in pdf. or .tif format) means shall be effective as delivery of a manually executed counterpart of this Second Amendment.

The Administrative Agent may also require that signatures delivered by telecopier, .pdf or other electronic imaging means be confirmed by a manually signed original thereof. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Second Amendment.

(g) Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import this Second Amendment or any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12. JOINDER. Each 2021 Incremental Revolving Lender and 2021 Refinancing Revolving Lender hereby:

(a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (iii) appoints and authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

(b) acknowledges and agrees that, from and after the Second Amendment Operative Date and subject to the terms and conditions hereof, such 2021 Incremental Revolving Lender or 2021 Refinancing Revolving Lender, as applicable, shall be a “Revolving Lender”, a “Lender” and an “Issuing Bank” under, and for all purposes of, the Credit Agreement and the other Loan Documents and shall be subject to and bound by the terms thereof (and shall perform all the obligations of and shall have all the rights of a Revolving Lender, Lender and an Issuing Bank thereunder).

[Remainder of page intentionally blank; signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

MISTER CAR WASH HOLDINGS, INC., as the Borrower

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

HOTSHINE INTERMEDIATECO, INC., as Holdings

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CAR WASH PARTNERS, INC.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CWP ASSET CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CWPS CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

[Signature Page to MCW Second Amendment]

CWP WEST CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CWPU CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CWP MANAGEMENT CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

CAR WASH HEADQUARTERS, INC.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

MCW GC, LLC

By: CAR WASH PARTNERS, INC., its manager

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

[Signature Page to MCW Second Amendment]

CWP CALIFORNIA CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

PS ACQUISITION SUB CORP.

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

PRIME SHINE, LLC

By:	/s/ Jedidiah Gold
Name: Jedidiah Gold
Title: Chief Financial Officer

[Signature Page to MCW Second Amendment]

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, 2021 Refinancing Revolving Lender, Issuing Bank and Swing Line Lender

By:	/s/ Paul Chisholm
Name: Paul Chisholm Title: Managing Director

[Signature Page to MCW Second Amendment]

Bank of Montreal, as 2021 Refinancing Revolving Lender and Issuing Bank

By:	/s/ Lindsay Goetz
Name: Lindsay Goetz Title: Managing Director

[Signature Page to MCW Second Amendment]

UBS AG, Stamford Branch, as 2021 Refinancing Revolving Lender and Issuing Bank

By:	/s/ Anthony N. Joseph
Name: Anthony N. Joseph Title: Associate Director

By:	/s/ Houssem Daly
Name: Houssem Daly Title: Director

[Signature Page to MCW Second Amendment]

Bank of America, N.A., as 2021 Incremental Revolving Lender, 2021 Refinancing Revolving Lender and Issuing Bank

By:	/s/ Mike Roane
Name: Mike Roane Title: Director

[Signature Page to MCW Second Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as 2021 Incremental Revolving Lender, 2021 Refinancing Revolving Lender and Issuing Bank

By:	/s/ Michael King
Name: Michael King Title: Vice President

[Signature Page to MCW Second Amendment]

Goldman Sachs Bank USA, as 2021 Incremental Revolving Lender, 2021 Refinancing Revolving Lender and Issuing Bank

By:	/s/ Jacob Elder
Name: Jacob Elder Title: Authorized Signatory

[Signature Page to MCW Second Amendment]

Schedule 1-A

2021 Incremental Revolving Commitments

2021 Incremental Revolving Lender	2021 Incremental Revolving Commitment	Applicable Percentage
Bank of America, N.A.	$27,000,000	36.0%
Morgan Stanley Senior Funding, Inc.	$27,000,000	36.0%
Goldman Sachs Bank USA	$21,000,000	28.0%

Total	$75,000,000	100.0%

Schedule 1-B

Revolving Commitments

Revolving Lender	Revolving Commitment	Applicable Percentage[1]
Jefferies Finance LLC	$21,067,000	14.0%
Bank of Montreal	$11,798,000	7.9%
UBS AG, Stamford Branch	$11,798,000	7.9%
Bank of America, N.A.	$37,921,500	25.3%
Morgan Stanley Senior Funding, Inc.	$37,921,500	25.3%
Goldman Sachs Bank USA	$29,494,000	19.7%
Total	$150,000,000	100.0%

[1]	Percentages rounded to nearest tenth of one percent.